Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (Registration File Nos. 2-58660, 33-32880, 33-48803, 33-44804, 33-48807, 33-54349, 33-59603, 33-63389, 333-35741, 333-35739, 333-29627, 333-41828, 333-41830, 333-41832, 333-69774, 333-69776, 333-69778, 333-107195, 333-127637, and 333-146400), Registration Statements on Form S-3 (Registration File Nos. 333-67543, 333-108566, 333-136820 and 333-161797), and in Registration Statements on Form S-4 (Registration File Nos. 33-24124, 333-155571 and 333-163405) of our reports dated February 25, 2011, relating to the financial statements of Marsh & McLennan Companies, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. and subsidiaries for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

New York, New York

February 25, 2011